AMENDED AND RESTATED BY-LAWS

                                       OF

                              EQUUS II INCORPORATED

                                    ARTICLE I

                                     OFFICES

                  SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation.

                  SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 2.1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Delaware and at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice or waivers of notice of the meeting.

                  SECTION 2.2 VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 2.3. ANNUAL MEETINGS. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix each year and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

                  SECTION 2.4. SPECIAL MEETING. Special meetings of the stockholders, for any purpose
                                      -1-
or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation may be called by the Chairman of the Board (if any), by the Chief Executive Officer, or by the Board of Directors, but such special meetings may not be called by any other person or persons. The Chairman, Chief Executive Officer, or Board so calling any such meeting shall fix the date and time of, and the place (either within or without the State of Delaware) for, the meeting.

                  SECTION 2.5. NOTICE OF MEETING. Written notice of the annual, and each special meeting of stockholders, stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days before the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                  SECTION 2.6. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Notwithstanding the other provisions of the Certificate of Incorporation or these By-laws, the chairman of the meeting or the holders of a majority of the shares of stock, present in person or represented by proxy, although not constituting a quorum, shall have the power to postpone or recess the meeting from time to time, without notice other than announcement at the meeting of the date, time, and place of the postponed or recessed meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

                  SECTION 2.7. VOTING. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class. Every stockholder having the right to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation, or such other officer as the Board of Directors may from time to time determine by resolution, before, or at the time of, the meeting.

                  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.
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If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one, or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

                  SECTION 2.8. CONSENT OF STOCKHOLDERS. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, other than matters that are required by the Investment Company Act of 1940 (the "Investment Company Act") to be considered at meetings held in person, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Secretary of the Corporation to those stockholders who have not consented in writing.

                  SECTION 2.9. VOTING OF STOCK OF CERTAIN HOLDERS; ELECTIONS; INSPECTORS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

                  If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

          (a)      If only one votes, his act binds all;

          (b) If more than one vote, the act of the majority so voting binds all;

          (c) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a
                                      -3-

                   majority or even-split for the purpose of this subsection shall be a majority of even-split in interest.

                  All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.

                  At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as inspector.

                  Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

                  SECTION 2.10. CONDUCT OF MEETING. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the Chief Executive Officer, or if neither the Chairman of the Board (if any), nor Chief Executive Officer is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

          (d)      Calling of meeting to order.


          (e) Election of a chairman and the appointment of a secretary if necessary.

          (f)      Presentation of proof of the due calling of the meeting.

          (g) Presentation and examination of proxies and determination of a quorum.

          (h) Reading and settlement of the minutes of the previous meeting.

          (i)      Reports of officers and committees.

          (j) The election of directors if an annual meeting, or a meeting called for that purpose.

          (k)      Unfinished business.

          (l)      New business.
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          (m)Adjournment.

                  SECTION 2.11. TREASURY STOCK. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

                  SECTION(1) 2.12. FIXING RECORD DATE. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders or any adjournment there of, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining express consent to corporate action in writing without a meeting, as a record date for the determination of the stockholders entitled to notice of or to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividends or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record dated fixed as aforesaid. With respect to a meeting of stockholders, the record date shall not be less than ten days before the date of such meeting.

                  If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 5.2 of these bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 2.8 of this Article II, corporate action without a meeting of stockholders is to be taken, the record date for determining stockholders entitled to express consent to such corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 2.13. MERGER, SALE OF ASSETS, DISSOLUTION, AMENDMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS, ETC. Notwithstanding any provision of the Certificate of Incorporation of the Corporation or any other provision of these By-laws, the affirmative vote or consent of the holders of a majority of all of the issued and outstanding Common Stock of the Corporation shall be required:

          (n) for a merger or consolidation of the Corporation with or into any other corporation if the Corporation is not the surviving corporation,

          (o) for any sale or lease of all or any substantial part of the assets of the Corporation to any other corporation, person or entity,

          (p)      to dissolve the Corporation, or

          (q) to amend, alter, change or repeal, directly or indirectly, the Certificate of
                                      -5-

         Incorporation of the Corporation or Sections 2.13 or 3.2 of these by-laws.

Such affirmative vote or consent shall be in addition to the vote or consent of the holders of any class or series of stock of the Corporation otherwise required by the General Corporation Law, the Certificate of Incorporation or these by-laws or the resolution or resolutions providing for the issuance of such class or series which have or may be adopted by the Board of Directors of the Corporation.

         SECTION 2.14 ROLL-UP. In connection with a proposed Roll-up (as hereinafter defined), the Corporation shall offer to stockholders who vote against the proposed Roll-up the choice of:

          (a) accepting the securities of the Roll-up Entity (as hereinafter defined) offered in the proposed Roll-up; or

          (b) one of the following: (i) remaining as a stockholder in the Corporation and preserving their interests therein on the same terms and conditions as existed previously; or (ii) receiving cash in an amount equal to the appraised value of the net assets of the Corporation.

For purposes of this Section 2.14, the term "Roll-up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Corporation and the issuance of securities of a Roll-up Entity; provided, however, that such term does not include:

          (a) a transaction involving securities of the Corporation that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

          (b) a transaction involving the conversion to corporate, partnership, trust or association form of only the Corporation if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) stockholders' voting rights, (ii) the term of existence of the Corporation, (iii) the aggregate management and advisory fees paid by the Corporation, or (iv) the Corporation's investment objectives.

For purposes of this Section 2.14, the term "Roll-up Entity" shall mean a partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-up.

                  SECTION 2.15 STOCKHOLDER PROPOSALS. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.

         No proposal by a stockholder shall be presented at an annual or special meeting of stockholders unless such stockholder shall provide the Board of Directors or the Secretary of the Corporation with timely written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include (a) the name and address of such stockholder, (b) the number of voting securities he or she holds of record and which he or she holds beneficially, (c) the text of the proposal to be presented at the meeting, (d) a statement in support of the proposal, and (e) any material

                                      -6-

interest of the stockholder in such proposal. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifth (5th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Any stockholder may make any other proposal at an annual or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the Secretary prior to the date set forth above, no action with respect to such proposal shall be taken at such meeting and such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place no earlier than 60 days after such meeting.

         This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as provided in this Section
2.15. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 2.15. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.15, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Notwithstanding any other provision of these By-laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to stockholders any stockholder proposal not required to be included in its proxy material to stockholders in accordance with such Act, rules, or regulations.

                  SECTION 2.16. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures of this Section 2.16 shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in this Section 2.16. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as a director at a meeting only if timely written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, first class postage prepaid, return receipt requested, to the Secretary of the Corporation.

         To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is give or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifth
(5th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, (b) the name, age, business address, and home address of the person or persons to be nominated; (c) the principal occupation of the
                                      -7-

person or persons nominated; (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and intends to appear at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.16. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                  SECTION 3.2. NUMBER, ELECTION AND TERM. The number of directors which shall constitute the whole Board shall be not less than three
(3) nor more than fifteen (15), and at least 50% of whom shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940. The number of directors may be increased or decreased from time to time by amendment to the by-laws of the Corporation, provided that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director, and further provided that the number of directors shall never be less than one (1). Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation or removal. The directors shall be elected at the annual meeting of stockholders, except as provided in
Section 3.3. Unless otherwise provided in the Certificate of Incorporation, directors need not be residents of Delaware or stockholders of the Corporation.

                  SECTION 3.3. VACANCIES, ADDITIONAL DIRECTORS AND REMOVAL FROM OFFICE. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

                  Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created
                                       -8-

directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

                  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of directors; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is elected by class or classes or series thereof, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

                   SECTION 3.4. REGULAR MEETING. A regular meeting of the Board of Directors shall be held each year, without notice other than this by-law, at the place of, and immediately following, the annual meeting of stockholders if a quorum is present; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without notice other than such resolution. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

                  SECTION 3.5. SPECIAL MEETING. A special meeting of the Board of Directors may be called by the Chairman of the Board (if any) or by the Chief Executive Officer and shall be called by the Secretary on the written request of any two directors. The Chairman or Chief Executive Officer so calling, or the directors so requesting, any such meeting shall fix the time and place, either within or without the State of Delaware, of holding such meeting.

                   SECTION 3.6. NOTICE OF SPECIAL MEETING. Personal written, telegraphic, cable or wireless notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the by-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

                  SECTION 3.7. PLACE OF MEETINGS; ORDER OF BUSINESS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the Chief Executive Officer, or by resolution of the Board of Directors.

                  SECTION 3.8. QUORUM AND PARTICIPATION. The presence of one-third of the entire number of directors then in office (but not less than two directors) shall constitute a quorum for the trans

                                      -9-

action of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by-laws. Except for at meetings called for the purpose of considering matters that are required by the Investment Company Act to be considered at meetings held in person, members of the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person and attendance at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 3.9. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

                  SECTION 3.10. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, or unless a matter is required by the Investment Company Act to be considered at a meeting held in person, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

                  SECTION 3.11. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  SECTION 3.12. APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY STOCKHOLDERS. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

                   SECTION 3.13. ADVISORY BOARD. There may be an Advisory Board of any number of individuals appointed by the Board of Directors who may meet at stated times or on notice to all by any of their own number or by the Chief Executive Officer. The Advisory Board shall be composed of

                                      -10-
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stockholders or representatives of stockholders. The Advisory Board will have no power to require the Corporation to take any specific action. Its purpose shall be solely to consider matters of general policy and to represent the stockholders in all matters except those involving the purchase and sale of specific securities. A majority of the Advisory Board, if appointed, must consist of stockholders who are not otherwise "affiliated" or "interested persons" of the Corporation or of any "affiliate" of the Corporation (as defined in the Investment Company Act of 1940).

                                   ARTICLE IV

                             COMMITTEE OF DIRECTORS

                  SECTION 4.1. DESIGNATION, POWERS AND NAME. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by statute, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution, by-laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

                  SECTION 4.2. AUDIT COMMITTEE. There shall be an Audit Committee of two or more directors who are not "interested persons" of the Corporation (as defined in the Investment Company Act of 1940) appointed by the Board of Directors who may meet at stated times or on notice to all by any of their own number. The Audit Committee's duties shall include reviewing both the audit and other work of the Corporation's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Corporation's records and documents.

                  SECTION 4.3. PROCEDURE; MEETINGS; QUORUM. Any committee designated pursuant to Section 4.1 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such
                                      -11-

committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

                  SECTION 4.4. COMPENSATION. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.


                                    ARTICLE V

                                     NOTICE

                  SECTION 5.1. METHODS OF GIVING NOTICE. Whenever under the provisions of the statutes, the Certificate of Incorporation or these by-laws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone, telegram, telegraphic, cable or wireless transmission. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage therein prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegram, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company. Notice shall be deemed to have been given on the date of any telegraphic, cable or wireless transmission.

                  SECTION 5.2. WRITTEN WAIVER. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the by-laws.


                                   ARTICLE VI

                                    OFFICERS

                  SECTION 6.1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer, and such other officers as the Board of Directors may elect or appoint. The Board of Directors may appoint such other officers and gents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, may be held by the same person unless the Certificate of Incorporation provides otherwise. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the Corporation

                                      -12-

to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.

                  SECTION 6.2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and Vice Chairman.

                  SECTION 6.3. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 6.4. VACANCIES. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                  SECTION 6.5. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; no officer shall be prevented from receiving such salary by reason of his also being a director.

                  SECTION 6.6. CHAIRMAN OF THE BOARD. The Chairman of the Board (if such office is created by the Board) shall preside at all meetings of the Board of Directors or of the stockholders of the Corporation. In the Chairman's absence, such duties shall be attended to by the Chief Executive Officer. The Chairman shall formulate and submit to the Board of Directors or the executive committee (if any) matters of general policy of the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the executive committee.

                  SECTION 6.7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general manage, supervise and control the properties, business and affairs of the Corporation with all such powers as may be reasonably incident to such responsibilities. Unless the Board of Directors otherwise determines, the Chief Executive Officer shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Stockholders and (should he be a director) of the Board of Directors. He may also preside at any such meeting attended by the Chairman of the Board if he is so designated by the Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the Corporation. He may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed,
                                      -13-

except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the Corporation to vote all shares of stock of any other corporation standing in the name of the Corporation and shall exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation and in general he shall perform all other duties normally incident to the office of Chief Executive Officer and such other duties, and shall have such other powers, as may be prescribed by the stockholders, the Board of Directors or the Executive Committee (if any) from time to time.

                  SECTION 6.8. PRESIDENT. In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. The President shall perform such other duties, and shall have such other powers, as from time to time may be assigned to him by the Chief Executive Officer, the Board of Directors or the executive committee (if any).

                  SECTION 6.8. VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. The Vice President shall perform such other duties, and shall have such other powers, as from time to time may be assigned to them by the President, the Board of Directors or the executive committee (if any).

                  SECTION 6.9. SECRETARY. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws and attest the affixation of the seal of the Corporation thereto; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder;
(e) sign with the Chief Executive Officer, the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties, and shall have such other powers, as from time to time may be assigned to him by the President, the Board of Directors or the executive committee (if any).

                  SECTION 6.10. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in

                                      -14-

such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chief Executive Officer, the President or the executive committee (if any), a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties, and shall have such other powers, as from time to time may be assigned to him by the Chief Executive Officer, the President, the Board of Directors or the executive committee (if any).

                  SECTION 6.11. ASSISTANT SECRETARY OR TREASURER. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties and have such powers as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence or inability or refusal to act of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not believe the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the Chief Executive Officer, the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                  SECTION 6.12. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.


                                   ARTICLE VII

                         CONTRACTS, CHECKS AND DEPOSITS

                  SECTION 7.1. CONTRACTS. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  SECTION 7.2. CHECKS, ETC. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

                  SECTION 7.3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
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                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

                  SECTION 8.1. ISSUANCE. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all classes or series of the Corporation's stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares (and if the stock of the Corporation shall be divided into classes or series, the class or series of such shares) and shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. Any of or all of the signatures on the certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance of transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 8.1 or otherwise required by statute or with respect to this Section 8.1 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

                  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

                                      -16-

                  SECTION 8.2. LOST CERTIFICATES. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may deem sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destructions of any such certificate or the issuance of such new certificate or uncertificated shares, or both.

                  SECTION 8.3. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and register the transaction upon its books. Upon presentation to the Corporation or the transfer agent of the Corporation of an instruction with a request to transfer, pledge or release an uncertificated share or shares, it shall be the duty of the Corporation to register the transfer, pledge or release upon its books, and shall provide the registered owner with such notices as may be required by law. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

                  SECTION 8.4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the registered owner of any share or shares of stock whether certificated or uncertificated as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                  SECTION 8.5. REGULATIONS REGARDING CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.


                                   ARTICLE IX

                                    DIVIDENDS

                  SECTION 9.1. DECLARATION. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

                  SECTION 9.2. RESERVE. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

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                                    ARTICLE X

                                 INDEMNIFICATION

                  SECTION 10.1. THIRD PARTY ACTIONS. Subject to any limitation imposed by the Investment Company Act of 1940, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful except that (i) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for bad faith, negligence, willful misconduct or breach of fiduciary duty in the performance of his duty to the Corporation unless and only to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper, and (ii) no such person shall be entitled to indemnification in connection with any lawsuit in which the violation of any federal or state securities laws is alleged unless (a) if such person is successful in defending against such lawsuit, a court approves indemnification for the costs of such defense or (b) if the lawsuit is settled, a court approves the settlement and finds that indemnification for the settlement costs and expenses related to the lawsuit should be made. The satisfaction of any indemnification hereunder shall be limited to Corporation assets. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 10.2.ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to any limitation imposed by the Investment Company Act of 1940, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for bad faith, negligence, willful misconduct or breach of his fiduciary duty in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                                      -18-
                  SECTION 10.3. SUCCESS ON THE MERITS. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  SECTION 10.4. DETERMINATION OF CONDUCT. The determination that an officer, director, employee or agent, has met the applicable standard of conduct set forth in Sections 10.1 and 10.2 (unless indemnification is ordered by a court) shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  SECTION 10.5. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred by an officer or director in defending a civil or criminal action, suite or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article X, provided that at least one of the following conditions precedent has occurred in the specific case: (1) the officer or director has provided security for his undertaking; (2) the Corporation is insured against losses arising by reason of lawful advances; or (3) a majority of a quorum of the disinterested non-party directors of the Corporation or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that there is reason to believe that such officer or director ultimately will be found entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  SECTION 10.6. INDEMNITY NOT EXCLUSIVE. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Board of Directors shall also have the authority to authorize the Corporation making advances with respect to and indemnifying any person named in Sections 10.1 and 10.2 against, or making payments on behalf of or to reimburse such person for, any costs or expenses (including attorneys' fees), judgments or fines or amounts paid in settlement, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative as set forth in Sections 10.1 to 10.2 to the extent not inconsistent with law as evidenced by an opinion of counsel.

                  SECTION 10.7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X of the by-laws; provided, however, that the Corporation may not purchase and maintain insurance that will protect or purport to protect any person against any liability for willful misfeasance, bad faith, gross negligence or reckless disregard of duty.
                                      -19-

                  SECTION 10.8. DEFINITIONS. For purposes of this Article X, reference to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. SEAL. The Board of Directors may provide a suitable seal, containing the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                  SECTION 11.2. BOOKS. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

                  SECTION 11.3. FISCAL YEAR. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

                  SECTION 11.4. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                  SECTION 11.5. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

                  SECTION 11.6. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

                  SECTION 11.7.  ACCOUNTANT.

                  (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                  (b) A majority of the members of the Board of Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting, if held. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

                  (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons."

         SECTION 11.8 ACCESS TO RECORDS. Every stockholder of the Corporation shall have access to the records of the Corporation and may inspect and copy any of them during the usual hours for business for any proper purpose. An alphabetical list of the names and addresses of the stockholders of the Corporation along with the number of shares held by each of them (the "Stockholder List") shall be maintained as a part of the books and records of the Corporation and shall be available for inspection by any stockholder or its designated agent at the home office of the Corporation upon the request of a stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Stockholder List shall be mailed to any stockholder requesting the Stockholder List within ten days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Corporation. The purpose for which a stockholder may request a copy of the Stockholder List include, without limitation, matters relating to stockholders' voting rights and the exercise of stockholders' rights under federal proxy laws. If the Corporation neglects or refuses to exhibit, produce, or mail a copy of the Stockholder List as requested, the Corporation shall be liable to any stockholder requesting the List for the costs, including attorney's fees, incurred by the stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It shall be a defense to any claim by a stockholder that the actual purpose and reason for the request for inspection or for a copy of the Stockholder List is to secure the Stockholder List or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the stockholder as a stockholder of the Corporation relative to the affairs of the Corporation. The Corporation may require a stockholder requesting the Stockholder List to represent that the List is not requested for

                                      -20-

a commercial purpose unrelated to the stockholder's interest in the Corporation. The remedies provided hereunder to stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law or Delaware law.

                                   ARTICLE XII

                                    AMENDMENT

                  If provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such by-laws as adopted or amended by the Board of Directors and to the provisions of
2.13 hereof.

[Amended and Restated as of 2/21/96]

c:JTU\296\EQUUS\Equus.byl

                                      -21-